Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-115810 and 333-160526) of Isle of Capri Casinos, Inc.,

(2)	Registration Statement (Form S-4 No. 333-115419) of Isle of Capri Casinos, Inc., and

(3)	Registration Statement (Form S-8 Nos. 33-61752, 33-80918, 33-86940, 333-50774, 333-50776, 333-77233, 333-111498, 333-123233, 333-153337, and 333-163543) of Isle of Capri Casinos, Inc.,

of our report dated June 24, 2010, relating to the financial statements of Rainbow Casino Vicksburg Partnership, L.P. (the “Partnership”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the presentation of the Partnership’s financial statements as described in Note 1 to the financial statements and (ii) Bally Technologies, Inc.’s sale of all of its interest in the Partnership on June 8, 2010 as described in Note 8 to the financial statements) appearing in this report on Form 8-K/A of Isle of Capri Casinos, Inc.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

June 24, 2010